This Instrument Prepared By:

/s/ Christie D. Cannon
Christie D. Cannon
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee.

________

ONE HUNDRED AND TWENTY-SECOND SUPPLEMENTAL
INDENTURE

________

Dated as of January 1, 2019
(but executed on the dates shown on the execution page)

This ONE HUNDRED AND TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2019 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Twenty-Second Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and twenty-one supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Twenty-Second Supplemental Indenture, is hereinafter in this One Hundred and Twenty-Second Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Twenty-Second Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Twenty-Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND TWENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

MARYLAND
Kent County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Chestertown Substation Purchase of 0.73 acres of land located at 501 Morgnec Road, Chestertown MD 21801	12/17/2018	979	160	Tax Map 0037 Parcel 0085

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2018, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE
New Castle County

Instrument Date	Deed Records	Tax ID No.
04/12/17	20180405-0016040	20-004.00-023, 20-004.00-043
05/08/17	20181220-0070741	14-024.00-046
05/16/17	20180405-0016042	20-004.00-043
05/17/17	20180405-0016041	20-002.00-059
05/17/17	20180405-0016043	20-004.00-045
05/22/17	20181023-0054551	10-017.00-025
12/19/17	20180405-0016039	13-009.00-043
12/19/17	20180404-0016044	10-006.00-032
01/11/18	20180405-0016037	14-025.00-056
02/12/18	20180405-0016038	26-008.20-001
02/19/18	20180405-0016045	10-035.00-043

02/27/18	20180405-0016046	26-062.00-004
03/05/18	20180514-0022672	07-029.20-148
03/08/18	20180514-0022674	07-030.10-067
03/15/18	20180514-0022681	07-030.10-059
03/22/18	20180514-0022677	06-047.00-293
03/23/18	20180514-0022678	14-002.40-106
04/07/18	20180514-0022673	07-030.10-041
04/09/18	20180514-0022680	08-018.00-034
Instrument Date	Deed Records	Tax ID No.
04/20/18	20180514-0022675	07-030.10-066
04/20/18	20180514-0022679	09-028.30-098
04/24/18	20180608-0027437	09-018.00-030
04/27/18	20180621-0029881	26-042.00-006
04/28/18	20180514-0022676	14-024.00-005
04/30/18	20180608-0027436	06-156.00-003
05/01/18	20180608-0027439	13-012.20-079
05/07/18	20181023-0054552	07-032.10-058
05/17/18	20180608-0027440	08-009.00-028
05/17/18	20180608-0027438	08-009.00-028
05/17/18	20180621-0029880	08-035.00-014
05/29/18	20180621-0029882	08-023.00-023
06/06/18	20180621-0029879	07-030.20-022
06/08/18	20180810-0040694	15-010.00-047
07/03/18	20180709-0034380	26-049.00-003
07/05/18	20180810-0040695	08-022.00-008
07/10/18	20180810-0040692	08-022.00-048
07/11/18	20181220-0070742	14-020.00-086
07/13/18	20180810-0040691	08-022.00-049
07/16/18	20180810-0040693	08-022.00-047
07/23/18	20180810-0040696	15-015.00-153
07/23/18	20180810-0040697	15-015.00-180
07/26/18	20180816-0041745	13-009.00-046
08/24/18	20181023-0054555	11-037.00-002
09/12/18	20181109-0059961	26-030.30-007
09/20/18	20181023-0054549	15-011.00-171
09/20/18	20181023-0054553	18-039.00-002, 18-036.00-002
09/21/18	20181023-0054554	15-016.00-048
09/25/18	20181023-0054548	14-016.00-118
10/12/18	20181023-0054550	14-012.00-016
10/16/18	20181109-0059962	08-008.00-030
10/19/18	20181109-0059960	15-022.00-229
10/23/18	20181207-0067215	15-020.00-136
10/26/18	20181207-0067216	11-013.00-013
10/26/18	20181220-0070740	26-057.00-008

11/09/18	20181220-0070739	15-020.00-071
11/09/18	20181220-0070738	08-126.10-054
11/15/18	20181207-0067217	15-015.00-172

DELAWARE
Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page
09/28/17	4924	182	334-13.00-325.08
11/12/17	4877	265	132-10.00-24.00
02/03/18	4862	334	134-5.00-465.00
04/12/18	4889	30	134-17.00-7.00
05/01/18	4925	9	334-13.00-155.00
08/08/18	4935	263	334-13.00-296.00
08/27/18	4946	165	532-20.00-15.03
09/02/18	4964	320	330-11.13-26.00
09/05/18	4948	60	235-14.00-132.00, 235-14.00-132.03
09/18/18	4964	322	432-12.00-8.00
11/10/18	4979	59	132-6.00-92.01
11/20/18	4987	244	531-12.00-92.00
12/04/18	4988	189	533-19.00-50.00
12/08/18	4858	314	334-19.00-3.00, 334-19.00-3.02, 334-19.00-3.04

DELAWARE
Kent County

Instrument Date	Deed Records		Tax ID No.
	Instrument Number
05/07/18	9153	223	NM-00-12.00-02.11.00
06/25/18	9195	130	6-00-18700-01-0800-00001

MARYLAND
Caroline County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
11/01/17	1292	244	18	225

MARYLAND
Cecil County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
11/30/17	4190	470	12	33
12/04/17	4219	155	316	728
12/12/17	4218	470	10	423
12/21/17	4218	462	801	290
12/28/17	4218	465	29	307
12/28/17	4218	456	29	49
12/28/17	4218	458	29	51
01/18/18	4218	468	41	351
02/06/18	4218	454	43	6
02/06/18	4218	454	43	6
02/22/18	4218	460	25	70
02/28/18	4211	119	25	762
03/12/18	4221	270	41	404
04/02/18	4226	480	46	14
04/03/18	4233	468	25	747
04/18/18	4233	466	19	79
05/25/18	4252	373	801	501
06/14/18	4259	192	401	459
07/02/18	4269	204	401	2
07/02/18	4278	185	35	598
07/16/18	4278	187	30	17
07/19/18	4278	190	401	458
07/19/18	4282	438	43	138
08/09/18	4295	367	35	14
08/10/18	4288	477	29	383
08/10/18	4288	479	29	20
08/10/18	4288	481	29	580
08/16/18	4286	432	31	446
08/16/18	4288	375	36	414
08/27/18	4295	364	36	489
09/05/18	4295	369	35	118
09/21/18	4310	355	14	79
09/25/18	4307	80	41	69
09/27/18	4307	65	41	371
10/26/18	4321	1	35	353
11/28/18	4332	318	60	4
11/28/18	4334	183	41	89
11/28/18	4334	180	41	74
12/01/18	4338	376	36	556
12/03/18	4332	318	625	801

MARYLAND
Dorchester County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
06/16/17	1455	458	17	10
06/29/17	1455	454	17	10
07/14/17	1455	450	17	10
01/19/18	1496	383	21	74
02/16/18	1496	380	21	75
02/23/18	1496	372	21	72
02/23/18	1496	375	21	113
02/23/18	1496	378	21	112
05/04/18	1496	369	21	167

MARYLAND
Kent County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
11/15/17	954	7	486	37
03/20/18	937	456	44	1
04/11/18	940	191	203	1324
04/11/18	940	193	203	1325
05/03/18	944	152	203	1332
05/03/18	944	154	203	1336
05/22/18	949	4	11	18
08/09/18	960	117	203	1336
11/14/18	979	2	42	028A

MARYLAND
Queen Anne’s County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
11/14/17	2826	93	35	26
11/17/17	2870	26	21	3
11/21/17	2871	168	23	26
12/08/17	2871	176	044C	748
01/25/18	2871	170	57	347
01/25/18	2871	173	57	546
01/29/18	2871	166	6	227
03/20/18	2873	96	60	140
03/22/18	2783	86	60	8	2
03/26/18	2889	208	058E	768
05/08/18	2901	222	57	504
08/03/18	2946	119	57	364
09/05/18	2963	29	1	103
09/12/18	2967	46	1	45
09/13/18	2968	156	57	356
09/14/18	2968	153	1	49
09/19/18	2978	95	1	3
09/20/18	2978	85	1	11
09/20/18	2978	88	1	9
10/01/18	2978	93	1	61
10/01/18	2978	91	1	23
11/15/18	3004	36	1	18
11/15/18	3004	34	1	20
11/15/18	3004	32	1	57
12/05/18	3011	246	044C	501

MARYLAND
Somerset County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
05/07/18	993	128	15	45
06/29/18	999	197	65	346

MARYLAND
Talbot County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
07/19/17	2533	348	31	66
11/13/17	2505	29	22	307
01/15/18	2571	492	41	134
10/13/18	2571	498	58	27
10/13/18	2571	496	58	62
MARYLAND
Wicomico County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
11/15/17	4274	292	29	4
11/30/17	4274	299	50	159
11/30/17	4274	295	50	4
11/30/17	4274	292	29	4
03/29/18	4324	12	31	156
04/10/18	4324	16	601	347
06/29/18	4356	51	13	31
07/09/18	4350	326	601	781
07/09/18	4350	326	601	781
07/23/18	4354	358	184	20
08/02/18	4361	121	027A	166
08/03/18	4365	98	18	84
08/06/18	4361	119	027A	313
08/10/18	4365	92	027A	0161, 0355
08/10/18	4365	94	027A	380
08/14/18	4365	96	027A	330
08/16/18	4365	100	027A	168
08/23/18	4369	6	53	373
08/24/18	4369	8	20	255
09/12/18	4377	258	302	1033
10/04/18	4385	327	109	2521
10/07/18	4390	474	18	2054
10/30/18	4396	324	41	12
11/08/18	4403	246	39	0033, 0542
11/19/18	4405	239	101	5457
11/19/18	4405	241	101	5457
11/23/18	4409	46	801	625
11/28/18	4409	46	60	4
MARYLAND
Worcester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
10/16/17	7144	425	114	925A
12/08/17	7144	428	10	101
12/08/17	7188	74	10	282
12/11/17	7144	432	15	188
02/01/18	7188	26	26	185
02/13/18	7188	65	15	4
03/01/18	7188	68	19	6
03/03/18	7188	71	9	366
04/10/18	7210	355	27	482
05/03/18	7225	426	100	141
05/24/18	7235	361	29	14	2A
05/24/18	7235	355	29	14	3A
06/04/18	7235	358	27	14
06/12/18	7250	437	27	144
07/30/18	7269	26	26	255
07/30/18	7269	9	71	145
07/31/18	7269	3	9	27
08/23/18	7303	13	9	161
09/06/18	7303	1	301	1706
09/07/18	7303	6	56	9
09/07/18	7303	10	10	311
09/10/18	7303	16	110	3968
10/15/18	7316	370	10	27
11/08/18	7334	3	15	48
11/22/18	7316	367	10	206
11/28/18	7339	417	27	436

VIRGINIA
Accomack County

Instrument Date	Deed Record	Tax Parcel
03/24/17	180,001,994	27-A-165

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date        Tranche            Maturity        Principal

06/19/95        7.71% Bonds             06/01/25        $100,000,000

06/19/95        6.95% Amortizing Bonds    06/01/08        $  25,800,000

11/25/08        6.40% Bonds            12/01/13        $250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date        Tranche            Maturity        Principal

10/12/94        1994                10/01/29        $  33,750,000

Total Bonds Issued:                                $409,550,000

As supplemented and amended by this One Hundred and Twenty-Second Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Twenty-Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Twenty-Second Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration.

The Company acknowledges that it received a true and correct copy of this One Hundred and Twenty-Second Supplemental Indenture.

This One Hundred and Twenty-Second Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Twenty-Second Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.
IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its Senior Vice President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2019.

DELMARVA POWER & LIGHT COMPANY

Date of Execution            By    /s/ Phillip S. Barnett
Phillip S. Barnett, Senior Vice President
March 22, 2019

Attest:

/s/ Brian J. Buck
Brian Buck, Assistant Secretary

DISTRICT OF COLUMBIA    ) SS

BE IT REMEMBERED that as of the 22nd day of March, 2019, personally came before me, a notary public for the District of Columbia, Phillip S. Barnett, Senior Vice President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Denise Wojcik
Notary Public, District of Columbia
My commission expires     1/14/2023

THE BANK OF NEW YORK MELLON,
as Trustee

Date of Execution            By    /s/ Laurence J. O’Brien
Laurence J. O’Brien, Vice President

April 3, 2019

Attest:

/s/ Latoya S. Elvin
Latoya S. Elvin, Vice President

STATE OF NEW JERSEY    )
) SS.
COUNTY OF PASSAIC    )

BE IT REMEMBERED that as of the 3rd day of April, 2019, personally came before me, a Notary Public for the State of New Jersey, Laurence J. O’Brien, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Rosemarie Socorro-Garcia
Notary Public, State of New Jersey
My commission expires     12/5/2021

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By    /s/ Laurence J. O’Brien
Laurence J. O’Brien, Vice President

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Christie D. Cannon
Christie D. Cannon